KPMG



                           AUDITORS' CONSENT


The Board of Directors
Ace Hardware Corporation:

We consent to the use of our report included herein and the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

Chicago, Illinois
March 12, 1999